          As filed with the Securities and Exchange Commission on June ___, 2001
                                                    Registration No. 333-_______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                                   ----------

                            CROSSROADS SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)


               DELAWARE                                 74-2846643
      (State or other jurisdiction           (IRS Employer Identification No.)
   of incorporation or organization)


                           8300 NORTH MOPAC EXPRESSWAY
                               AUSTIN, TEXAS 78759
               (Address of principal executive offices) (Zip Code)

                                   ----------

                            CROSSROADS SYSTEMS, INC.
                      1999 STOCK INCENTIVE PLAN, AS AMENDED
                        1999 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the Plans)

                                   ----------

                                 REAGAN Y. SAKAI
                             CHIEF FINANCIAL OFFICER
                            CROSSROADS SYSTEMS, INC.
                           8300 NORTH MOPAC EXPRESSWAY
                               AUSTIN, TEXAS 78759
                     (Name and address of agent for service)
                                 (512) 349-0300
          (Telephone number, including area code, of agent for service)

                                   ----------

                                   copies to:

            PATRICIA E. PRINCE                     J. MATTHEW LYONS, P.C.
    VICE PRESIDENT AND GENERAL COUNSEL         BROBECK, PHLEGER & HARRISON LLP
         CROSSROADS SYSTEMS, INC.                 4801 PLAZA ON THE LAKE
         8300 N. MOPAC EXPRESSWAY                     AUSTIN, TX 78746
             AUSTIN, TX 78759                     TELEPHONE: (512) 330-4000
        TELEPHONE: (512) 349-0300                 FACSIMILE: (512) 330-4001
        FACSIMILE: (512) 928-7097



                        CALCULATION OF REGISTRATION FEE

                                                                       PROPOSED          PROPOSED MAXIMUM
                                              AMOUNT TO BE         MAXIMUM OFFERING     AGGREGATE OFFERING       AMOUNT OF
 TITLE OF SECURITIES TO BE REGISTERED        REGISTERED(1)         PRICE PER SHARE            PRICE          REGISTRATION FEE
 ------------------------------------        -------------         ---------------            -----          ----------------
1999 Stock Incentive Plan, as amended:      1,500,000 shares          $ 5.83(2)           $8,745,000.00(2)         $ 2,186.25
                                                                      -------             ---------------           ----------
Common Stock, $0.001 par value.........

1999 Employee Stock Purchase Plan:

Common Stock, $0.001 par value.........       250,000 shares          $5.83(2)            $1,457,500.00(2)         $   364.38
                                              --------------          -------             ---------------            ----------
                                            1,750,000 shares

Aggregate Registration Fee                                                                                      $ 2,550.63
                                                                                                                ----------


(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Crossroads Systems, Inc. 1999 Stock Incentive Plan, as amended, and the 1999 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of Registrant's Common Stock.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of Registrant's Common Stock on May 30, 2001, as reported by the Nasdaq National Market.

                                EXPLANATORY NOTE

Pursuant to General Instruction E to Form S-8, this Registration Statement on Form S-8 registers the offer and sale of an additional 1,750,000 shares of Common Stock of Crossroads Systems, Inc. for issuance under the Crossroads Systems, Inc. 1999 Stock Incentive Plan, as amended, and the 1999 Employee Stock Purchase Plan. The contents of the prior Registration Statement relating to the Crossroads Systems, Inc. 1999 Stock Incentive Plan and the 1999 Employee Stock Purchase Plan, Commission File No. 333-92467, are incorporated herein by reference.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

                  Crossroads Systems, Inc. hereby incorporates by reference into this Registration Statement the following documents previously filed by it with the Securities and Exchange Commission (the "Commission"):

         (a) Annual Report on Form 10-K for the fiscal year ended October 31, 2000, as filed with the Commission on January 16, 2001;

         (b) Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2001, as filed with the Commission on March 19, 2001; and

         (c) Registration Statement on Form 8-A12G/A, Commission File No. 001-15331, as filed with the Commission on October 15, 1999, in which are described the terms, rights and provisions applicable to Crossroads Systems, Inc.'s common stock.

                  All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 8. Exhibits

Exhibit Number        Exhibit

         5        Opinion and Consent of Brobeck, Phleger & Harrison LLP.

         23.1     Consent of PricewaterhouseCoopers LLP, Independent
                  Accountants.

         23.2     Consent of Brobeck, Phleger & Harrison LLP (contained in
                  Exhibit 5).

         24 Power of Attorney. Reference is made to the Signature Page of this Registration Statement.

         99.1*    Crossroads Systems, Inc. 1999 Stock Incentive Plan (filed as
                  Exhibit 99.1 to Crossroads Systems, Inc.'s registration statement No. 333-92467 on Form S-8, filed with the Commission on December 10, 1999 (the "S-8 Registration Statement")).

         99.2 Amendment No. 1 to Crossroads Systems, Inc. 1999 Stock Incentive Plan.

         99.3* Crossroads Systems, Inc. 1999 Employee Stock Purchase Plan (filed as Exhibit 99.2 to the S-8 Registration Statement).

         *        Incorporated herein by reference to the indicated filing.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas on this 5th day of June, 2001.

                      CROSSROADS SYSTEMS, INC.


                      By:      /s/ BRIAN R. SMITH
                           -----------------------------------------------------
                               Brian R. Smith
                               Chairman of the Board and Chief Executive Officer


                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

                  That each person whose signature appears below constitutes and appoints Brian R. Smith, Chief Executive Officer, and Reagan Y. Sakai, Chief Financial Officer, and each of them, as such person's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes, may lawfully do or cause to be done by virtue thereof.

                  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:

Signature                                   Title                                                  Date
---------                                   -----                                                  ----
/s/ BRIAN R. SMITH                          Chairman of the Board and                              June 5, 2001
-----------------------------               Chief Executive Officer
Brian R. Smith                              (Principal Executive Officer)

/s/ REAGAN Y. SAKAI                         Chief Financial Officer                                June 5, 2001
-----------------------------               (Principal Financial and Accounting Officer)
Reagan Y. Sakai

/s/ RICHARD D. EYESTONE                     Director                                               June 5, 2001
-----------------------------
Richard D. Eyestone

/s/ DAVID L. RIEGEL                         Director                                               June 5, 2001
-----------------------------
David L. Riegel

/s/ MORTON L. TOPFER                        Director                                               June 5, 2001
-----------------------------
Morton L. Topfer



                                            Director                                               June __, 2001
-----------------------------
William P. Wood



/s/ PAUL S. ZITO                            Director                                               June 5, 2001
-----------------------------
Paul S. Zito

                                  EXHIBIT INDEX

Exhibit Number        Exhibit
--------------        -------
         5        Opinion and Consent of Brobeck, Phleger & Harrison LLP.

         23.1     Consent of PricewaterhouseCoopers LLP, Independent
                  Accountants.

         23.2     Consent of Brobeck, Phleger & Harrison LLP (contained in
                  Exhibit 5).

         24 Power of Attorney. Reference is made to the Signature Page of this Registration Statement.

         99.1*    Crossroads Systems, Inc. 1999 Stock Incentive Plan (filed as
                  Exhibit 99.1 to Crossroads Systems, Inc.'s registration statement No. 333-92467 on Form S-8, filed with the Commission on December 10, 1999 (the "S-8 Registration Statement")).

         99.2     Amendment No. 1 to Crossroads Systems, Inc. 1999 Stock
                  Incentive Plan.

         99.3*    Crossroads Systems, Inc. 1999 Employee Stock Purchase Plan
                  (filed as Exhibit 99.2 to the S-8 Registration Statement).

         *        Incorporated herein by reference to the indicated filing.